                                                                   Exhibit 10.13

                                 LEASE AGREEMENT

                                 by and between

                          ENERGY (NJ) QRS 15-10, INC.,
                             a Delaware corporation

                                   as LANDLORD

                                       and

                      FOSTER WHEELER REALTY SERVICES, INC.,
                             a Delaware corporation,

                                    as TENANT

                             Premises: Perryville I
                               Clinton, New Jersey

                          Dated as of: August 16, 2002

                                TABLE OF CONTENTS

                                                                            Page
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
1.  Demise of Premises........................................................1

2.  Certain Definitions.......................................................1

3.  Title and Condition.......................................................9

4.  Use of Leased Premises; Quiet Enjoyment...................................10

5.  Term......................................................................11

6.  Basic Rent................................................................12

7.  Additional Rent...........................................................12

8.  Net Lease; Non-Terminability..............................................13

9.  Payment of Impositions....................................................14

10. Compliance with Laws and Easement Agreements; Environmental Matters.......15

11. Liens; Recording..........................................................17

12. Maintenance and Repair....................................................17

13. Alterations and Improvements..............................................18

14. Permitted Contests........................................................19

15. Indemnification...........................................................20

16. Insurance.................................................................21

17. Casualty and Condemnation.................................................24

18. Termination Events........................................................25

19. Restoration...............................................................26

20. Procedures Upon Purchase..................................................28

21. Assignment and Subletting, Prohibition Against Leasehold Financing........29

22. Events of Default.........................................................31

23. Remedies and Damages upon Default.........................................33

24. Notices...................................................................36

25. Estoppel Certificate......................................................37

26. Surrender.................................................................37

27. No Merger of Title........................................................37

28. Books and Records.........................................................38

29. Determination of Value....................................................39

30. Non-Recourse as to Landlord...............................................40

31. Financing.................................................................40

32. Subordination, Non-Disturbance and Attornment.............................41

33. Tax Treatment; Reporting..................................................41

34. Operating Covenants.......................................................41

35. Option to Purchase........................................................41

36. Security Deposit..........................................................42

37. Permitted Leasehold Mortgage..............................................44

38. Rights of Permitted Leasehold Mortgagees..................................44

39. Miscellaneous.............................................................46

EXHIBITS

         Exhibit "A"   - Premises
         Exhibit "B"   - Machinery and Equipment
         Exhibit "C"   - Schedule of Permitted Encumbrances
         Exhibit "D"   - Rent Schedule
         Exhibit "E"   - Operating Covenants

                  LEASE AGREEMENT, made as of this _____ day of August, 2002, between ENERGY (NJ) QRS 15-10, INC., a Delaware corporation ("Landlord"), with an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and FOSTER WHEELER REALTY SERVICES, INC., a Delaware corporation ("Tenant"), with an address at Perryville Corporate Park, Clinton, New Jersey .

                  In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

                  1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the leasehold interest of Landlord in land described in Exhibit "A" hereto together with the Appurtenances (collectively, the "Land"); (b) the building containing approximately 292,000 square feet, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

                  2. Certain Definitions.

                           "Acquisition Cost" shall mean $47,015,706.81.

                           Additional Rent" shall mean Additional Rent as
defined in Paragraph 7.

                           "Adjoining Property" shall mean all sidewalks,
driveways, curbs, gores and vault spaces which adjoin the Leased Premises and for which Landlord has any obligation to maintain, repair, restore or insure under any (a) contract that was binding on Tenant when it conveyed the Land to Landlord or that was entered into by Landlord with the written consent of Tenant, (b) Permitted Encumbrance or (c) Legal Requirement.

                           "Affiliate" shall mean any Person controlled by, in
control of or under common control with Tenant. For the purposes of this definition, "control", as applied to any Person, means the possession of the power to direct or cause the direction of the management and policies of that Person through the ownership of voting rights or otherwise.

                           "Alterations" shall mean all changes, additions,
improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                           "Appurtenances" shall mean all tenements,
hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and
(b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

                           "Assignment" shall mean any assignment of rents and
leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                           "Association" means Perryville Corporate Park
Association, Inc., a New Jersey non-profit corporation organized for the sole purpose of administering, implementing and enforcing the provisions of the CC&R.

                           "Basic Rent" shall mean Basic Rent as defined in
Paragraph 6.

                           "Basic Rent Payment Dates" shall mean the Basic Rent
Payment Dates as defined in Paragraph 6.

                           "Casualty" shall mean any damage to or destruction of
or which affects the Leased Premises or Adjoining Property or which arises from the Adjoining Property.

                           "CC&R" shall mean that certain Declaration Of
Covenants and Restrictions dated as of August 15, 2002 among Foster Wheeler LLC, a Delaware limited liability company, Tenant, and Landlord.

                           "Commencement Date" shall mean Commencement Date as
defined in Paragraph 5.

                           "Condemnation" shall mean a Taking.

                           "Condemnation Notice" shall mean notice or knowledge
of the institution of or intention to institute any proceeding for Condemnation.

                           "Costs" of a Person or associated with a specified
transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

                           "Covenants" shall mean the covenants and agreements
described on Exhibit "E".

                           "Credit Agreement" shall mean the Credit Agreement as
defined in Exhibit "E".

                           "CPI" shall mean CPI as defined in Exhibit "D"
hereto.

                           "Default Rate" shall mean the Default Rate as defined
in Paragraph 7(a)(iv).

                           "Default Termination Amount" shall mean the Default
Termination Amount as defined in Paragraph 23(a)(iii).

                           "Easement Agreement" shall mean any conditions,
covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

                           "Environmental Law" shall mean (i) whenever enacted
or promulgated, any applicable federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act, the federal Hazardous Materials Transportation Act, the New Jersey Industrial Site Recovery Act (formerly known as the Environmental Cleanup Responsibility Act), as amended (N.J.S.A. Section 13:1K et seq.), and the New Jersey Spill Compensation Act and Control Act, N.J.S.A. Section 58:10.23.11b et seq., each as amended and as now or hereafter in effect and any similar state or local Law.

                           "Environmental Violation" shall mean (a) any direct
or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which in Landlord's opinion is reasonably likely to result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises (including any such activity that extends from the Leased Premises to any Adjoining Property) in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which is reasonably likely to result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which is reasonably likely to result in any liability, cost or expense to Landlord or

Lender or any other owner or occupier of the Leased Premises, or which is reasonably likely to result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

                           "Equipment" shall mean the Equipment as defined in
Paragraph 1.

                           "Escrow Payments" shall mean Escrow Payments as
defined in Paragraph 9(b).

                           "Event of Default" shall mean an Event of Default as
defined in Paragraph 22(a).

                           "Fair Market Value" shall mean the higher of (a) the
fair market value of the Leased Premises as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                           "Fair Market Value Date" shall mean the date when the
Fair Market Value is determined in accordance with Paragraph 29.

                           "Federal Funds" shall mean federal or other
immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                           "Ground Lease" shall mean that certain ground lease
dated as of August___, 2002 between Foster Wheeler LLC and Tenant, collectively as ground lessor, and Landlord, as ground lessee.

                           "Guarantors" shall mean Foster Wheeler LLC, a
Delaware limited liability company, and Foster Wheeler Ltd., a Bermuda corporation, Foster Wheeler, Inc., a Delaware corporation, and Foster Wheeler International Holdings, Inc., a Delaware corporation.

                           "Guaranty" shall mean the Guaranty and Suretyship
Agreement dated as of the date hereof from Guarantors to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

                           "Hazardous Activity" means any activity, process,
procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance, other than the containment or storage of Hazardous Substances in compliance with Environmental Law and in amounts customarily used or stored in connection with the operation and maintenance of an office building such as the Leased Premises; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

                           "Hazardous Condition" means any condition which would
support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

                           "Hazardous Substance" means (i) any substance,
material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

                           "Impositions" shall mean the Impositions as defined
in Paragraph 9(a).

                           "Improvements" shall mean the Improvements as defined
in Paragraph 1.

                           "Indemnitee" shall mean an Indemnitee as defined in
Paragraph 15.

                           "Insurance Requirements" shall mean the requirements
of all insurance policies required to be maintained in accordance with this Lease.

                           "Land" shall mean the Land as defined in Paragraph 1.

                           "Law" shall mean any constitution, statute, rule of
law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                           "Lease" shall mean this Lease Agreement.

                           "Lease Year" shall mean, with respect to the first
Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                           "Leased Premises" shall mean the Leased Premises as
defined in Paragraph 1.

                           "Legal Requirements" shall mean the requirements of
all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the

Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or requires Tenant to carry insurance other than as required by this Lease.

                           "Lender" shall mean any person or entity (and its
respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

                           "Loan" shall mean any loan made by one or more
Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                           "Member" shall mean a Member as defined in the CC&R.

                           "Monetary Obligations" shall mean Rent and all other
sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

                           "Moody's" shall mean Moody's Investor Services, Inc.
or its successor.

                           "Mortgage" shall mean any mortgage or deed of trust
from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                           "Net Award" shall mean (a) the entire award payable
to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender),
(iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

                           "Note" shall mean any promissory note evidencing
Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                           "Offer Amount" shall mean the greater of (a) 110% of
the Fair Market Value of the Leased Premises as of the Relevant Date, minus $6,600,000, or (b) the Acquisition Cost.

                           "Option Exercise Notice" shall mean Option Exercise
Notice as defined in Paragraph 35.

                           "Partial Casualty" shall mean any Casualty which does
not constitute a Termination Event.

                           "Partial Condemnation" shall mean any Condemnation
which does not constitute a Termination Event.

                           "Permitted Encumbrances" shall mean those covenants,
restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                           "Permitted Leasehold Mortgage" shall mean any first
lien leasehold mortgage, deed of trust, pledge or similar security device in favor of a Permitted Leasehold Mortgagee covering all of Tenant's leasehold estate in the Leased Premises and which is specifically subject to the terms of this Lease and the rights and remedies of Landlord hereunder.

                           "Permitted Leasehold Mortgagee" shall mean a national
banking association, state chartered bank, savings and loan association, insurance company, savings bank, foreign bank authorized to do business in the United States, trust company, real estate investment trust or pension fund, each of which shall have gross assets in excess of $250,000,000.

                           "Person" shall mean an individual, partnership,
association, corporation or other entity.

                           "Prepayment Premium" shall mean any payment required
to be made by Landlord to a Lender under a Note or any other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage, and which may, without limitation, take the form of (i) a "make whole" or yield maintenance clause requiring a prepayment premium or (ii) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (a) the total amount required to defease a Loan and (b) the outstanding principal balance of the Loan as of the date of such defeasance) plus, in any case, reasonable Costs of Landlord and Lender.

                           "Present Value" of any amount shall mean such amount
discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) six percent (6%) per annum.

                           "Prime Rate" shall mean the annual interest rate as
published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                           "Quarterly Assessments" shall mean Quarterly
Assessments as defined in the CC&R.

                           "Rating Agency" shall mean Moody's and S&P, as the
context shall require, or if either rating agency shall cease to furnish such rating, then a rating agency reasonably acceptable to Landlord and Lender.

                           "Relevant Amount" shall mean the Termination Amount,
the Default Termination Amount or the Offer Amount, as the case may be.

                           "Relevant Date" shall mean (a) the date immediately
prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii) or (e) the date on which Landlord receives the Option Exercise Notice.

                           "Renewal Term" shall mean Renewal Term as defined in
Paragraph 5.

                           "Rent" shall mean, collectively, Basic Rent and
Additional Rent.

                           "S&P" shall mean Standard & Poor's Corporation or its
successor.

                           "Security Deposit" shall mean Security Deposit as
defined in Paragraph 36.

                           "Senior Credit Agreement" shall mean the Senior
Credit Agreement as defined in Exhibit "E".

                           "Site Assessment" shall mean a Site Assessment as
defined in Paragraph 10(c).

                           "SNDA" shall mean a Subordination, Non-Disturbance
and Attornment Agreement as defined in Paragraph 31.

                           "Special Assessments" shall mean Special Assessments
as defined in the CC&R.

                           "State" shall mean the State of New Jersey.

                           "Surviving Obligations" shall mean any obligations of
Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

                           "Taking" shall mean any taking or damaging of all or
a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

                           "Term" shall mean the Term as defined in Paragraph 5.

                           "Termination Amount" shall mean the greater of (a)
the sum of the Fair Market Value and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with proceeds of the Termination Amount or (b) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing in whole or in part, as applicable, any Loan with proceeds of the Termination Amount.

                           "Termination Date" shall mean Termination Date as
defined in Paragraph 18.

                           "Termination Event" shall mean a Termination Event as
defined in Paragraph 18.

                           "Termination Notice" shall mean Termination Notice as
defined in Paragraph 18(a).

                           "Warranties" shall mean Warranties as defined in
Paragraph 3(d).

                  3. Title and Condition.

                           (a) The Leased Premises are demised and let subject
to (i) the terms of the Ground Lease, (ii) the Mortgage and Assignment presently in effect, (iii) the rights of any Persons in possession of the Leased Premises,
(iv) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (v) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (vi) all Legal Requirements, including any existing violation of any thereof, and (vii) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

                           (b) Tenant acknowledges that the Leased Premises is
in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY,
(xi) QUALITY, (xii)

DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

                           (c) Tenant represents to Landlord that Tenant has
examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) leasehold title to the Land and the fee simple title to the Improvements and Equipment (both legal and equitable) is in Landlord and, except as provided in Paragraph 35 hereof with respect to an option to purchase the Leased Premises that Tenant has only a leasehold right of possession and use of the Leased Premises, as provided herein, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

                           (d) Landlord hereby assigns to Tenant, without
recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively, "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties, guaranties, indemnities and other rights shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any guaranties upon the occurrence of an Event of Default. Tenant shall enforce the Warranties in accordance with their respective terms.

                  4. Use of Leased Premises; Quiet Enjoyment.

                           (a) Tenant may occupy and use the Leased Premises for
office facilities and uses ancillary thereto and for no other purpose without the prior written consent of Landlord. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or would be reasonably likely to (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any of the Warranties, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste.

                           (b) Subject to the provisions hereof, so long as no
Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable prior notice to Tenant (except in the case of an emergency, in which no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof, provided that no such entry by Landlord or such other Persons shall interfere in any material respect with the operations of Tenant at the Leased Premises.

                  5. Term.

                           (a) Subject to the provisions hereof, Tenant shall
have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the two hundred fortieth (240th) calendar month next following the date hereof (the "Expiration Date").

                           (b) Provided that this Lease shall not have been
terminated pursuant to any provision hereof, Tenant shall have the right to extend the Term for two additional periods of ten (10) years each, effective as of the Expiration Date and on the tenth (10th) anniversary of the Expiration Date (each such ten (10) year extension, a "Renewal Term"), upon written notice to Landlord at least one (1) year prior to the first day of the applicable Renewal Term that Tenant is extending the Term for such Renewal Term. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that after the second Renewal Term Tenant shall not have the right to any further Renewal Terms).

                           (c) If Tenant does not exercise any option to extend
the Term, or if an Event of Default occurs and is continuing, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, upon reasonable prior notice to Tenant, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and
(ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select, provided that no such entry by Landlord or such other Persons shall interfere in any material respect with the operations of Tenant at the Leased Premises.

                  6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), commencing on the twenty-fifth day of August, 2002, and thereafter on the same day of each February, May, August and November during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made by wire transfer in Federal Funds no later than the applicable Basic Rent Payment Date and at Landlord's sole discretion
(a) to Landlord pursuant to wire transfer instructions provided to Tenant from time to time and/or (b) to such one other Person, pursuant to wire transfer instructions provided to Tenant from time to time and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof).

                  7. Additional Rent.

                           (a) Tenant shall pay and discharge, as additional
rent (collectively, "Additional Rent"):

                                    (i) except as otherwise specifically
provided herein, all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, monitoring, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the ground leasing of the Land or sale of the Improvements and Equipment to Landlord (it being understood and agreed, however, that in the event of any litigation involving only Landlord and Tenant, Tenant shall be responsible for such costs and expenses only if and to the extent that Tenant is not the prevailing party in such litigation), (G) the exercise or enforcement by Landlord or its successors and assigns, of any of its rights under this Lease, except to the extent that Tenant is the prevailing party in any resulting litigation, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel and reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant and (J) any other items specifically required to be paid by Tenant under this Lease (other than Basic Rent);

                                    (ii) after the date all or any portion of
any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount (the "Late Charge") equal to four percent (4%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days' following notice of non-payment;

                                    (iii) a sum equal to any additional sums
(including any late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

                                    (iv) interest at the rate (the "Default
Rate") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof and (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord.

                           (b) Tenant shall pay and discharge (i) any Additional
Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within ten (10) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within ten (10) days after Landlord's demand for payment thereof.

                           (c) In no event shall amounts payable under Paragraph
7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

                  8. Net Lease; Non-Terminability.

                           (a) This is a net lease and all Monetary Obligations
shall be paid without notice or demand (except as otherwise specifically provided herein) and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

                           (b) This Lease and the rights of Landlord and the
obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

                           (c) The obligations of Tenant hereunder shall be
separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of Rent. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

                           (d) Except as otherwise expressly provided herein,
Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

                  9. Payment of Impositions.

                           (a) Tenant shall, before interest or penalties are
due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all Quarterly Assessments, all Special Assessments, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, including arising out of Landlord's status as a Member under the CC&R, any activity conducted on any of the Leased Premises, or the Rent, or (v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord
(1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

                           (b) Following the occurrence and during the
continuance of an Event of Default or if Landlord is required by a Lender to pay into escrow funds necessary to pay Escrow Charges, Tenant shall pay to Landlord such amounts (each an "Escrow Payment") monthly or as required by such Lender (but not more often than monthly) so that there shall be in an escrow account an amount sufficient to pay the annual Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease, Quarterly Assessments and any reasonable reserves for capital improvements, deferred maintenance repair and/or tenant improvements and leasing commissions required by any Lender. Landlord shall, in its reasonable judgment, determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amounts shall equal any corresponding escrow installments required to be paid by Landlord, so long as such amounts are consistent with Tenant's obligations hereunder) and the amount of each Escrow Payment. As long as the Escrow Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply or cause Lender to apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord or Lender shall reasonably determine or as required by Law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord. In the event Lender no longer requires Landlord to make Escrow Payments or upon the expiration of the Term and, provided that no Event of Default shall then exist and be continuing, any and all Escrow Payments then held by Landlord or Lender and not allocated to the payment of real estate taxes and/or assessments, Quarterly Assessments or Special Assessments accruing prior to the date of Lender's waiver of the escrow requirement or the last day of the Term, as applicable, shall be promptly returned to Tenant. Any Escrow Payments held by Landlord or Lender upon the occurrence of an Event of Default shall be applied to fulfill Tenant's obligations under this Lease, with the balance thereof, if any, being applied to Landlord's damages under Article 23 hereof.

                           (c) Provided that no Event of Default shall exist and
be continuing, Landlord hereby grants to Tenant the exclusive right to exercise any right or power which Landlord shall have or possess by virtue of its status of as a Member under the CC&R, including the right to vote or otherwise participate in the management of the Association. Landlord agrees to execute and deliver such powers of attorney, consents and other instruments as Tenant shall request from time to time to evidence Tenant's authority under this Section 9(c). It is the intention of the parties that the other Members shall be entitled to rely upon the authority hereby granted to Tenant.

                  10. Compliance with Laws and Easement Agreements; Environmental Matters.

                           (a) Tenant shall, at its expense, comply with and
conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, the terms and conditions of the Ground Lease, the terms and conditions of the CC&R, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports, except that Tenant shall have the right to receive copies of any reports that are required or requested by any governmental agency having jurisdiction over the Leased Premises and to deliver copies of such reports to any such governmental agency.

                           (b) Tenant, at its sole cost and expense, will at all
times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Neither Landlord nor Tenant will alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

                           (c) Upon reasonable prior written notice from
Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises and perform environmental site investigations and assessments ("Site Assessments") on the Leased Premises (i) in connection with any sale, financing or refinancing of the Leased Premises,
(ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists, provided that so long as no Event of Default exists, no such entry by Landlord or such other Persons shall interfere in any material respect with the operations of Tenant at the Leased Premises. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The reasonable and actual cost of performing and reporting Site Assessments shall be paid by Tenant.

                           (d) If an Environmental Violation occurs or is found
to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $250,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

                           (e) Notwithstanding any other provision of this
Lease, if an Environmental Violation occurs or is found to exist, the Term would otherwise terminate or expire and Landlord after good faith efforts is unable to relet the Leased Premises at then market rates solely because of such Environmental Violation, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

                           (f) If Tenant fails, within a reasonable period of
time after written notice from Landlord, to take appropriate steps to correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall reasonably deem necessary or advisable in order to cure such Environmental Violation.

                           (g) Tenant shall notify Landlord promptly after
becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord promptly upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                           (h) Tenant shall not use the Leased Premises or any
portion thereof as a "Major Facility" (as such term is defined in the New Jersey Spill Compensation Act and Control Act, N.J.S.A.Section 58:10.23.11b et seq.).

                           (i) Tenant shall not conduct or cause or permit to be
conducted on the Leased Premises any activity which constitutes an "Industrial Establishment," as such term is defined in the New Jersey Industrial Site Recovery Act (formerly known as the Environmental Cleanup Responsibility Act), as amended (N.J.S.A. Section 13:1K et seq.) ("ISRA"). In the event that the provisions of ISRA become applicable to the Leased Premises subsequent to the date hereof, Tenant shall give prompt written notice thereof to Landlord and shall take immediate requisite action to insure full compliance therewith. Tenant shall promptly deliver to Landlord copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance.

                           (j) All future leases, subleases or concession
agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

                  11. Liens; Recording.

                           (a) Tenant shall not, directly or indirectly, create
or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL

PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

                           (b) Tenant shall execute, deliver and record, file or
register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and Landlord and Tenant shall execute and Landlord shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

                  12. Maintenance and Repair.

                           (a) Tenant shall at all times maintain the Leased
Premises and the Adjoining Property in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with the practices observed by owners or operators of other comparable first class office buildings in the Central New Jersey area, ordinary wear and tear excepted, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action reasonably necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

                           (b) If any Improvement, now or hereafter constructed,
shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

                  13. Alterations and Improvements.

                           (a) Tenant shall have the right, without having
obtained the prior written consent of Landlord or Lender and provided that no Event of Default then exists, (i) to make non-structural Alterations or a series of related non-structural Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $500,000 and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $500,000, so long as at the time of construction or installation of any such Equipment or Alterations the value and utility of the Leased Premises is not diminished thereby. If (i) the cost of any non-structural Alterations or series of related non-structural Alterations is in excess of $500,000, (ii) the cost of any Equipment or accessions thereto is in excess of $500,000, or (iii) Tenant desires to make structural Alterations to the Leased Premises, the prior written approval of Landlord and Lender shall be required, which approval by Landlord shall not be unreasonable withheld or delayed. Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender. Landlord shall have the right to require Tenant to remove any Alterations except for Alterations required by Law, Alterations made for office use or uses ancillary there (i.e., cafeteria, health club or retail) so long as any such Alterations do not lessen the market value of the Leased Premises, or Alterations for which Landlord has agreed in writing that removal will not be required. Landlord acknowledges that as of the Commencement Date certain roofing repair work is being performed at the Leased Premises at the direction of Tenant (the "Patti Roofing Work"), consents to the Patti Roofing Work and agrees that the cost of the Patti Roofing Work shall not be counted towards the $500,000 non-structural Alteration threshold for consent noted above. Tenant acknowledges that the Patti Roofing Work shall be subject to the requirements of Paragraph 13(b).

                           (b) If Tenant makes any Alterations pursuant to this
Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements,
(iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of
(A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) if the cost of such Alterations is in excess of $500,000, Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 19(a)(i), whether or not such Work involves restoration of the Leased Premises.

                  14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 or (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations") and may dispute or contest the same, so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested,
(ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any criminal liability or subject the Leased Premises to any proceeding in condemnation.

                  15. Indemnification.

                           (a) Tenant shall pay, protect, indemnify, defend,
save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including reasonable attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused (unless caused by the gross negligence or willful misconduct of Landlord), without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises or Adjoining Property, (ii) any casualty in any manner arising from the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

                           (b) In case any action or proceeding is brought
against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the reasonable cost of which (not to exceed $10,000 per action or proceeding per calendar year unless such costs are incurred in connection with the deposition(s) of the officers of Landlord or its Affiliates in which case such cap on costs shall not apply) shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the reasonable cost of such counsel shall by paid by Tenant.

                           (c) The obligations of Tenant under this Paragraph 15
shall survive any termination, expiration or rejection in bankruptcy of this Lease.

                  16. Insurance.

                           (a) Tenant shall maintain the following insurance on
or in connection with the Leased Premises:

                                    (i) Insurance against risk of physical loss
or damage to the Improvements and Equipment as provided under an "All Risk" form subject to standard exclusions but not excluding perils of hail, windstorm, flood coverage (if the Leased Premises is in a flood zone), earthquake and, to the extent required by Lender, terrorism insurance, in amounts no less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant's insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a "Difference in Conditions" form or through a stand-alone policy. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and shall contain deductibles not more than $100,000 per occurrence.

                                    (ii) Commercial General Liability Insurance
(including but not limited to Incidental Medical Malpractice Liability) and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $10,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

                                    (iii) Workers' compensation insurance
covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

                                    (iv) The All-Risk policy required in (i)
above shall include Boiler and Machinery coverage on any of the Equipment or any other equipment on or in the Leased Premises. The All-Risk policy required in
(i) above shall include at least $3,000,000 per occurrence for Off-Premises Service Interruption, and/or Expediting Expenses and Decontamination Expense and may contain a deductible not to exceed $100,000, and a waiting period of 24 hours.

                                    (v) Business Interruption/Extra Expense
Insurance at limits sufficient to cover 100% of the period of indemnity not less than eighteen (18) months from time of loss. Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of Landlord as its interest appears under this Lease.

                                    (vi) During any period in which substantial
Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value including "soft costs" (such as the cost of permits, architectural costs, taxes and the like) with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                                    (vii) Such other insurance (or other terms
with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require and is customary for properties similarly situated to this location, use and occupancy.

                           (b) The insurance required by Paragraph 16(a) shall
be written by companies which have a Best's rating of A:VII or above and a claims paying ability rating of A or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or equivalent rating agency approved by Landlord and Lender in their sole discretion and are admitted in, and approved to write insurance policies by, the State Insurance Department for the State of New Jersey. Notwithstanding the foregoing, on the Commencement Date Landlord and Lender shall accept policies written by companies which have a minimum Best's rating of A:XV without regard to their Standard & Poors claims paying ability rating, subject to the condition that if Lender shall at anytime in the future require policies written by companies with a claims paying ability rating of A from Standard & Poor's Rating Services, Tenant agrees, within fifteen (15) days following notice from Landlord, either to obtain such replacement policies or, if Lender shall so require, to deposit with Landlord the sum of $100,000 (or make a corresponding increase in the Letter of Credit (as hereinafter defined) or provide an additional Letter of Credit) as additional security for its obligations under this Lease, and such sums shall be considered part of the Security Deposit, to be held and applied as provided for in Paragraph 36. If at any time after Tenant shall have made such additional $100,000 Security Deposit, Tenant obtains replacement policies with the required rating as set forth above, Landlord shall promptly return to Tenant the additional $100,000 Security Deposit (or consent to a reduction or return of the Letter of Credit, as the case may be). The insurance policies (i) shall be for a term of at least one year and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and the builder risk insurance required in Paragraph 16(a)(vi) shall name Landlord as additional insured and Landlord and Lender as loss payee and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee as to rent payable to Landlord. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

                           (c) Each insurance policy referred to in clauses (i),
(iv), (v) and the builder's risk insurance required in clause (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

                           (d) Unless Tenant is making Escrow Payments under
Paragraph 9(b), Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), and shall deliver to Landlord evidence of the payment of the full premium therefor or installment then due, which evidence shall be by an annual certificate of an officer of Tenant delivered to Landlord by January 31 of each Lease Year during the Term. At least thirty (30) days prior to the expiration date of such policy, Tenant shall renew or replace each policy. Within sixty (60) days after the renewal or replacement of each policy, Tenant shall deliver to Landlord an original certificate of insurance for such policy, which certificate shall bear a notation evidencing payment of applicable premium for such policy. If required by Lender, Tenant shall deliver to

Landlord certified copies of the policies reasonably promptly as they become available, but in no event later than sixty (60) days after the renewal date for such policy.

                           (e) Anything in this Paragraph 16 to the contrary
notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on Replacement Cost Valuations.

                           (f) Tenant shall promptly comply with and conform to
(i) all provisions of each insurance policy required by this Paragraph 16 and
(ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

                           (g) Except for funding deductible amounts as deemed
appropriate by Tenant (but not in excess of the deductible permitted under Paragraph 16(a)), Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as an insured, with loss payable as provided herein, and (h) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and, if required by Lender, shall deliver to Landlord certified copies of the policies reasonably promptly as they become available.

                           (h) All policies shall contain effective waivers by
the insurer against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

                           (i) All proceeds of any insurance required under
Paragraph 16(a) shall be payable as follows:

                                    (i) Proceeds payable under clauses (ii),
(iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds.

                                    (ii) Proceeds of insurance required under
clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

                  17. Casualty and Condemnation.

                           (a) If any Casualty to the Leased Premises occurs,
Tenant shall give Landlord and Lender immediate notice thereof. So long as no Event of Default exists Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein. The final adjustment, settlement or compromise of any claim in excess of $500,000 shall be subject to the prior written approval of Landlord, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, such claim, adjustment, settlement or compromise. Notwithstanding the foregoing, in the event that any such adjustment, settlement or compromise shall be for not less than 100% of the replacement cost of that portion of the Leased Premises damaged by such Casualty, Landlord's consent to such adjustment, settlement or compromise shall not be required. If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

                           (b) Tenant, immediately upon receiving a Condemnation
Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists, Tenant is authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant herein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Improvements and Equipment and leasehold interest in the Land or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

                           (c) If any Partial Casualty (whether or not insured
against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including $500,000 shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of $500,000 shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender if the terms of the Mortgage so require) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with and subject to the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

                  18. Termination Events.

                           (a) If either (i) the entire Leased Premises shall be
taken by a Taking or (ii) any substantial portion of the Leased Premises shall be taken by a Taking or all or any substantial portion of the Leased Premises shall be damaged or destroyed by a Casualty and, in such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Leased Premises (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of
(i) above, Tenant shall be obligated, within ninety (90) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within ninety (90) days after Tenant receives a Condemnation Notice or ninety (90) days after the Casualty, as the case may be, to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease (a "Termination Notice"). If Tenant elects under clause (y) above not to give Landlord a Termination Notice, then Tenant shall rebuild or repair the Leased Premises in accordance with Paragraphs 17 and 19.

                           (b) A Termination Notice shall contain (i) notice of
Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurs at least sixty (60) days after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine the Fair Market Value.

                           (c) If Landlord shall reject such offer by Tenant to
pay to Landlord the Termination Amount pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection"), which Rejection shall contain the written consent of Lender to Landlord's rejection of Tenant's offer to pay the Termination Amount, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate shall be automatically extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

                           (d) Unless Tenant shall have received a Rejection not
later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Termination Amount. If such offer from Tenant to pay the Termination Amount is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall (i) convey to Tenant the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant Landlord's entire interest in and to the Net Award, all in accordance with Paragraph 20.

                  19. Restoration.

                           (a) If any Net Award is in excess of $500,000,
Landlord (or Lender if required by any Mortgage) shall hold the entire Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                                    (i) prior to commencement of restoration,
(A) the architects, contracts, contractors, plans and specifications and a budget for the restoration shall have been approved by Landlord in its reasonable discretion and (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and reasonably acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety reasonably acceptable to Landlord, and name Landlord and Lender as additional dual obligees;

                                    (ii) at the time of any disbursement, no
Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

                                    (iii) disbursements shall be made from time
to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of

(A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                                    (iv) each request for disbursement shall be
accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                                    (v) Landlord may retain ten percent (10%) of
the restoration fund until the restoration is fully completed;

                                    (vi) if the Restoration Fund is held by
Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

                                    (vii) such other reasonable conditions as
Landlord or Lender may impose.

                           (b) Prior to commencement of restoration and at any
time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, upon demand by Landlord, Tenant shall pay to Landlord the amount of such excess to be added to the Restoration Fund or shall provide other evidence satisfactory to Landlord that funds will be available from Tenant to complete restoration. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

                           (c) If any sum remains in the Restoration Fund after
completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender.

                  20. Procedures Upon Purchase.

                           (a) If the Leased Premises is purchased by Tenant
pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the written concurrence of Tenant or as a result of a default by Tenant under this Lease.

                           (b) Upon the date fixed for any such purchase of the
Leased Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) an assignment of the Ground Lease and a special warranty deed to the Improvements which describe the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations.

                           (c) If the completion of such purchase shall be
delayed after (i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, but only if such delay exceeds sixty (60) days, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

                           (d) Any prepaid Monetary Obligations paid to Landlord
shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

                  21. Assignment and Subletting, Prohibition Against Leasehold Financing.

                           (a)

                                    (i) Tenant shall have the right, upon thirty
(30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary ("Preapproved Assignment") to assign this Lease by operation of law or otherwise to any Person ("Preapproved Assignee") that immediately following such assignment (A) will have a publicly traded unsecured senior debt rating of "Baa1" or better from Moody's or a rating of "BBB+" or better from S&P, or, if applicable, another Rating Agency or (B) is, and at all times while such person shall be a tenant hereunder continues to be, an Affiliate of Guarantors.

                                    (ii) If Tenant desires to assign this Lease,
whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") who would not be a Preapproved Assignee ("Non-Preapproved Assignment") then Tenant shall, not less than ninety (90) days prior to the date on which it desires to make a Non-Preapproved Assignment submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"): (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises and (F) risk factors associated with the proposed use of the Leased Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the thirtieth (30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment. If a response is not received by Landlord and Lender by the expiration of such thirty (30) day period, such non-Preapproved Assignee shall be deemed disapproved.

                           (b) Tenant shall have the right, upon thirty (30)
days' prior written notice to Landlord and Lender, to enter into one or more subleases that demise, in the aggregate, up to but not in excess of forty percent (40%) of the gross space in the Improvements with no consent or approval of Landlord being required or necessary ("Preapproved Sublet"). Other than pursuant to Preapproved Sublets, at no time during the Term shall subleases exist for more than forty percent (40%) of the gross space in the Improvements without the prior written consent of Landlord, which consent shall be granted or withheld based on a review of the Review Criteria as they relate to the proposed sublessee and the terms of the proposed sublease. Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment.

                           (c) If Tenant assigns all its rights and interest
under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Any approved sublease of the Leased Premises shall (A) be expressly subject and subordinate to this Lease and any Mortgage encumbering the Leased Premises; (B) not extend beyond the then current Term minus one day; (C) terminate upon any termination of this Lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (D) bind the sublessee to all covenants contained in Paragraphs 4(a), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder or the Guarantor under the Guaranty, and all such obligations of Tenant and Guarantor shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

                           (d) With respect to any Preapproved Assignment or
Preapproved Sublet, Tenant shall provide to Landlord information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above.

                           (e) Tenant shall, within ten (10) days after the
execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

                           (f) As security for performance of its obligations
under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Any amounts so collected by Landlord shall be applied to Rent next due and owing. Tenant shall not accept any rents under any sublease more than thirty (30) days in advance of the accrual thereof.

                           (g) Except as otherwise specifically permitted under
Paragraph 37, Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

                           (h) Subject to the provisions of Paragraph 35 hereof,
Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

                  22. Events of Default.

                           (a) The occurrence of any one or more of the
following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

                                    (i) a failure by Tenant to make any payment
of any Monetary Obligation on or prior to its due date, taking into account any applicable notice and/or cure period under Paragraph 22(b) with respect to such payment, if any, regardless of the reason for such failure;

                                    (ii) a failure by Tenant duly to perform and
observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a) on or prior to the deadline for such performance under this Lease, taking into account any applicable notice and/or cure period under Paragraph 22(b) with respect to such performance, if any;

                                    (iii) any representation or warranty made by
Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect in any material respect as of the date made;

                                    (iv) a default beyond any applicable notice
and/or cure period or at maturity by Tenant or any of the Guarantors in any payment of principal or interest on any obligations for borrowed money having at the time of such default an outstanding principal balance of $10,000,000 (or its equivalent in any foreign currencies) or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or
(y) if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

                                    (v) a default by Tenant beyond any
applicable notice and/or cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations remaining over the balance of the terms thereof of $7,500,000 or more, but only if the landlord under any such lease or leases commences to exercise its remedies thereunder;

                                    (vi) a final, non-appealable judgment or
judgments for the payment of money in excess of $5,000,000 (or its equivalent in any foreign currencies) in the aggregate shall be rendered against Tenant or any of the Guarantors and the same shall remain undischarged or unstayed for a period of sixty (60) consecutive days after it is entered; provided, however, that amounts which are covered by insurance provided by a reputable insurance company which has not denied coverage in any way and has agreed in writing to provide Tenant's defense shall not be included in the foregoing;

                                    (vii) The breach of any Covenant shall
occur; provided, however, that no such breach shall be deemed to have occurred until the expiration of any applicable notice and/or cure period under the Credit Agreement or Senior Credit Agreement, as the case may be, with respect to such Covenant;

                                    (viii) Tenant or any of the Guarantors shall
(A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises,
(C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) admit in writing its inability to pay its debts as they mature;

                                    (ix) a court shall enter an order, judgment
or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed for a period of sixty (60) consecutive days after it is entered;

                                    (x) the Leased Premises shall have been (a)
vacated for more than ninety (90) consecutive days, unless during such ninety
(90) day period Tenant is restoring or renovating the Leased Premises, or is diligently attempting to sublet the Leased Premises and is otherwise in compliance with the terms of this Lease, or (b) abandoned, as evidenced by Tenant's failure to maintain dominion and control over the Leased Premises;

                                    (xi) Tenant shall be liquidated or dissolved
or begin proceedings towards its liquidation or dissolution unless this Lease shall have been assigned to an Affiliate as part of a corporate reorganization;

                                    (xii) the estate or interest of Tenant in
any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

                                    (xiii) a failure by Tenant to perform or
observe, or a material violation or breach of, or a material misrepresentation by Tenant under any provision of any Assignment or any other document between Tenant and Lender or from Tenant to Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

                                    (xiv) a failure by Tenant to maintain in
effect any material license or permit necessary for the use, occupancy or operation of the Leased Premises;

                                    (xv) Tenant shall fail to deliver the
estoppel described in Paragraph 25 within the time period specified therein;

                                    (xvi) Tenant shall sell or transfer or enter
into an agreement to sell or transfer all or substantially all of its assets in a single transaction or a series of related transactions except for a sale or transfer to a Person permitted under Paragraph 21(a) who assumes all of the obligations of Tenant under this Lease and only if such sale or transfer is otherwise is compliance with Paragraph 21(a);

                                    (xvii) an Event of Default (as defined in
the Guaranty) shall occur under the Guaranty;

                                    (xviii) Tenant shall fail to renew the
Letter of Credit or replenish the Security Deposit in accordance with the requirements of Paragraph 36;

                                    (xix) Tenant shall fail to comply with all
of the obligations of Landlord, as tenant, under the Ground Lease and such failure shall continue beyond the expiration of any notice and cure period, or

                                    (xx) Tenant shall fail to comply with all of
the obligations of Landlord under the CC&R, including but not limited to the failure of Tenant to pay any Quarterly Assessments or Special Assessments, and such failure shall continue beyond the expiration of any notice and cure period set forth in the CC&R.

                           (b) No notice or cure period shall be required in any
one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xi), (xii), (xiii), (xv), (xvi) (xvii), (xviii), (xix) or
(xx) of Paragraph 22(a); (B) the default consists of a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than once within any Lease Year. If the default consists of a default under clause (ii), clause (iii) (provided that such misrepresentation is reasonably susceptible of cure) or clause (xiv) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be twenty (20) days from the date on which notice is given or, if the default cannot be cured within such twenty (20) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60) days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

                  23. Remedies and Damages upon Default.

                           (a) If an Event of Default shall have occurred and is
continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23. Such remedies upon an Event of Default may include the following:

                                    (i) Landlord may give Tenant notice of
Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, with appropriate legal process, by summary proceedings, ejectment or any other lawful judicial procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                                    (ii) After repossession of the Leased
Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                                    (iii) Landlord may, upon notice to Tenant,
require Tenant to make an irrevocable offer to terminate this Lease upon payment to Landlord of an amount (the "Default Termination Amount") specified in the next sentence. The "Default Termination Amount" shall be the greatest of (A) the sum of the Fair Market Value of the Leased Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount, (B) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the Term would expire. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request, deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above and Landlord and Tenant shall promptly commence to determine Fair Market Value. Upon such deposit by Tenant, Landlord shall automatically be deemed to have accepted such offer. On the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. The remedy provided by this Paragraph 23(a)(iii) shall not be available to Landlord if all sums claimed by Landlord under Paragraph 23(a)(iv) below have been collected by Landlord from or on behalf of Tenant.

                                    (iv) Landlord may declare by notice to
Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term, [and (C) Tenant shall have no further rights under Paragraph 35. The remedy provided by this Paragraph 23(a)(iv) shall not be available to Landlord if all sums claimed by Landlord under Paragraph 23(a)(iii) above have been collected by Landlord from or on behalf of Tenant.

                           (b) The following constitute damages to which
Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii) (but not if a Landlord has collected all sums claimed by Landlord under Paragraph 23(a)(iii) or 23(a)(iv) above):

                                    (i) If Landlord exercises its remedy under
Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                                    (ii) If Landlord exercises its remedies
under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

                           (c) Notwithstanding anything to the contrary herein
contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

                           (d) Landlord shall not be required to mitigate any of
its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

                           (e) No termination of this Lease, repossession or
reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

                           (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF
LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

                           (g) Upon the occurrence and during the continuance of
any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

                           (h) No failure of Landlord (i) to insist at any time
upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

                           (i) Tenant hereby waives and surrenders, for itself
and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

                           (j) Except as otherwise provided herein, all remedies
are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

                  24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery is refused. Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices to Tenant shall be to the attention of Robert D. Iseman. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith LLP, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department, and a copy of any notice given by Landlord to Tenant shall simultaneously be given by Landlord to Wolff & Samson, 5 Becker Farm Road, Roseland, New Jersey 07068,
Attention: Daniel A. Schwartz, Esq. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above. Notice of address change shall be effective only upon receipt.

                  25. Estoppel Certificate. At any time upon not less than ten
(10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), but not more often than once each calendar quarter, the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no Event of Default exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

                  26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

                  27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

                  28. Books and Records.

                           (a) Tenant shall keep adequate records and books of
account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable prior notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

                           (b) If, at any time during the Term, Tenant is not a
direct or indirect fully-owned subsidiary of Foster Wheeler Ltd., Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by a nationally recognized firm of independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission by Tenant or any Guarantor pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (h) by the affidavit of the president or a vice president of Tenant, dated within five
(5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

                           (c) All quarterly and annual financial statements
shall be accompanied by a certification ("Covenant Certification") of the chief financial officer of Foster Wheeler Ltd. that Tenant and Guarantors, taken as a whole, are in compliance with the Covenants (except as otherwise specified in the Covenant Certification), together with a calculation of the Covenants described in Section 6.01 of Article VI of the Credit Agreement (or comparable Covenants in a Senior Credit Agreement).

                  29. Determination of Value.

                           (a) Whenever a determination of Fair Market Value is
required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                                    (i) Landlord and Tenant shall endeavor to
agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Leased Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to terminate this Lease pursuant to Paragraph 23(a)(iii) or (D) Landlord receives an Option Exercise Notice. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                                    (ii) If the parties shall not have signed
such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them (and given to Landlord by Tenant) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                                    (iii) If such two appraisers shall be unable
to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                                    (iv) If such two appraisers shall be unable
to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                                    (v) If a third appraiser is selected, Fair
Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                                    (vi) All appraisers selected or appointed
pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers having no less than ten (10) years experience involving properties similar to the Leased Premises, (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration. The Cost of the procedure described in this Paragraph 29(a) above shall be borne by Tenant.

                           (b) If, by virtue of any delay, Fair Market Value is
not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

                           (c) In determining Fair Market Value as defined in
clause (b) of the definition of Fair Market Value, the appraisers shall add (i) the present value of the Rent for the remaining Term using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and Guarantor and (ii) the present value of the Leased Premises as of the end of such Term. The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that no Event of Default exists under the Guaranty.

                  30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner of Landlord or any of its members or general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

                  31. Financing.

                           (a) Tenant agrees to pay all costs and expenses
incurred by Landlord in connection with the purchase, leasing and initial financing of the Leased Premises including, without limitation, the cost of appraisals, environmental reports, title insurance, surveys, legal fees and expenses and Lender's commitment fees.

                           (b) Tenant agrees to pay, within three (3) business
days of written demand therefor, any cost, charge or expense (other than the principal of the Note and interest thereon at the contract rate of interest specified therein) imposed upon Landlord by Lender pursuant to the Note, the Mortgage or the Assignment which is not caused solely by the gross negligence or willful misconduct of Landlord and which is not otherwise reimbursed by Tenant to Landlord pursuant to any other provision of this Lease.

                           (c) If Landlord desires to obtain or refinance any
Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any environmental indemnity agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease and a subordination, non-disturbance and attornment agreement substantially in the form executed by Tenant for the benefit of Morgan Stanley Bank on or about the date hereof (the "SNDA").

                  32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that Lender has entered into the SNDA.

                  33. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

                  34. Operating Covenants. Tenant hereby covenants and agrees to comply with all the covenants and agreements described in Exhibit "E" hereto.

                  35. Option to Purchase.

                           (a) Landlord does hereby give and grant to Tenant the
option to purchase the Leased Premises (i) for a purchase price (the "Purchase Price") equal to the Offer Amount and (ii) on any date (the "Option Purchase Date") during the last thirty (30) days of the tenth (10th) Lease Year (i.e., between August 1, 2012 and August 31, 2012) of the date of this Lease which is mutually agreeable to Landlord and Tenant, but in any event not sooner than thirty (30) days after the Fair Market Value Date. If Tenant intends to exercise such option, Tenant shall give written notice to Landlord to such effect ("Option Exercise Notice") not later than August 1, 2011 which notice once given shall be irrevocable. Promptly upon receipt of such notice by Landlord, the parties shall commence to determine Fair Market Value.

                           (b) If Tenant shall exercise the foregoing option to
purchase the Leased Premises, on the later to occur of (i) the Option Purchase Date or (ii) the date when Tenant has paid the Offer Amount and has satisfied all other Monetary Obligations, Landlord shall convey the Leased Premises to Tenant in accordance with Paragraph 20 hereof; provided, that if an Event of Default under Paragraph 22(a)(i) has occurred and is continuing on the Option

Purchase Date, Landlord, at its sole option, may terminate Tenant's option to purchase hereunder. IF THIS LEASE SHALL TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE AFORESAID NOTICE OF INTENTION TO PURCHASE, TIME BEING OF THE ESSENCE, THE OPTION PROVIDED IN THIS PARAGRAPH 35 AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS OPTIONS.

                  36. Security Deposit.

                           (a) Concurrently with the execution of this Lease,
Tenant shall deliver to Landlord within ten (10) days following receipt of Landlord's written request a security deposit (the "Security Deposit") in the amount of Ten Million Four Hundred Sixty-One Thousand Seven Hundred and no/100 Dollars ($10,461,700.00). The Security Deposit shall, at Tenant's option, be in the form of (i) cash (the "Cash Security Deposit") or (ii) an irrevocable Letter of Credit (the "Letter of Credit") issued by a bank reasonably acceptable to Landlord and in form and substance reasonably satisfactory to Landlord. Provided no Event of Default then exists, Tenant shall have the right, at any time at its option, to substitute a Cash Security Deposit for the Letter of Credit or to substitute a Letter of Credit for the Cash Security Deposit. The Security Deposit shall serve as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein.

If the Security Deposit is in the form of the Cash Security Deposit, the Cash Security Deposit shall be deposited in an interest bearing money market account with a national financial institution of Landlord's choosing and, so long as no Event of Default shall have occurred and be continuing, upon the annual written request of Tenant all accrued interest thereon shall be disbursed to Tenant on an annual basis commencing on or about the first anniversary of the date of the establishment of such account. So long as no Event of Default shall have occurred and be continuing, the Cash Security Deposit shall not be commingled with other funds of Landlord. If the Security Deposit is in the form of the Letter of Credit, the Letter of Credit shall remain in full force and effect during the Term, and shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew the Letter of Credit by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on the Letter of Credit and to deposit the proceeds of the Letter of Credit in any account for the benefit of Landlord or to declare an Event of Default. The proceeds of any draw on the Letter of Credit shall be and constitute the Cash Security Deposit hereunder, and shall be held as such by the Landlord.

                           (b) Notwithstanding anything to the contrary set
forth herein, so long as no Event of Default has occurred and is then continuing, the Security Deposit shall be increased or reduced from time to time to reflect the credit rating on the senior unsecured debt of either Tenant or any Guarantor as follows:

                  Rating                                          Amount of Security Deposit
                  ------                                          --------------------------


(i)    less than BB+ from S&P or less than Ba1 from Moody's       24 months of Basic Rent
(ii)   BB+ from S&P or Ba1 from Moody's                           18 months of Basic Rent
(iii)  Between BBB+ and BBB- from S&P or between Baa1             12 months of Basic Rent
       and Baa3 from Moody's
(iv)   At least A- from S&P or at least A3 from Moody's           6  months of Basic Rent

                  If there is a split credit rating, the lower rating shall apply. At no time shall the Security Deposit be less than an amount equal to six
(6) months Basic Rent. The principal amount of the Security Deposit required to be maintained by Tenant at anytime under the terms of this Paragraph 36 is hereinafter referred to as the "Required Amount".

         Notwithstanding the foregoing, if the Security Deposit is in the form of the Letter of Credit, Landlord shall be under no obligation to release such Letter of Credit as otherwise required by the Paragraph 35(b) unless and until a substitute letter of credit in the amount of the Required Amount and in form and substance required by this Paragraph 35 is delivered to Landlord.

                           (c) If at any time an Event of Default shall have
occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or to withdraw the Cash Security Deposit from the above-described account(s) and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) prepaid Basic Rent, (iii) any expense incurred by Landlord in curing any Event of Default of Tenant, and/or (iv) any other sums due to Landlord in connection with any Event of Default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such Event of Default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of the Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable Event of Default provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its original amount within five (5) days after notice from Landlord and in accordance with the requirements of this Paragraph 36, so that the Required Amount of the Security Deposit shall be again on deposit with Landlord.

                           (d) At the expiration of the Term and so long as no
Event of Default exists the Letter of Credit or the Cash Security Deposit, as the case may be, shall be returned to Tenant, and Landlord shall execute any documents required in order to release the Letter of Credit or Cash Security Deposit to Tenant.

                           (e) Landlord shall have the right to designate Lender
or any other holder of a Mortgage as the beneficiary of the Letter of Credit or the Cash Security Deposit during the term of the applicable Loan, and such Lender or other holder of a Mortgage shall have all of the rights of Landlord under this Paragraph 36. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be reasonably requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided.

                  37. Permitted Leasehold Mortgage. Tenant shall not encumber its leasehold estate in the Leased Premises, by means of a leasehold mortgage, deed of trust pledge or similar security device, except by means of a Permitted Leasehold Mortgage. The Leased Premises shall not be encumbered by more than one Permitted Leasehold Mortgage at any one time. Tenant shall deliver to Landlord an executed counterpart of any Permitted Leasehold Mortgage within ten (10) days after its execution thereof, together with confirmation from the Permitted Leasehold Mortgagee that it or they are Tenant's senior lenders or agent therefor.

                  38. Rights of Permitted Leasehold Mortgagees. Landlord hereby agrees that, so long as any Permitted Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

                           (a) Landlord, upon giving Tenant any notice of an
Event of Default hereunder, shall also give such notice to any Permitted Leasehold Mortgagee of which it has actual notice.

                           (b) Upon the occurrence of an Event of Default
hereunder, the Permitted Leasehold Mortgagee shall, within thirty (30) days after the period provided for in Paragraph 22 hereof, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of the Permitted Leasehold Mortgagee as if the same had been made by Tenant.

                           (c) Upon the occurrence of an Event of Default
hereunder, Landlord shall not terminate this Lease without first giving the Permitted Leasehold Mortgagee sixty (60) days after notice thereof within which either (i) to obtain possession of the Leased Premises (including possession by a receiver) or (ii) to institute foreclosure proceedings or (iii) otherwise act to acquire Tenant's interest under this Lease with diligence. The preceding sentence shall not apply, and Landlord may take terminate this Lease if:

                                    (i) an Event of Default shall have occurred
that is then susceptible of being cured by the Permitted Leasehold Mortgagee without obtaining possession of the Leased Premises and the Permitted Leasehold Mortgagee (A) shall not have cured any Event of Default consisting of a failure to pay Basic Rent or Additional Rent within five (5) days after receipt of written notice from Landlord of such Event of Default, or (B) shall not, within thirty (30) days after the applicable cure period specified in Paragraph 22(b), have cured any Event of Default other than a failure to pay Basic Rent or Additional Rent;

                                    (ii) an Event of Default (other than any
Event of Default described in subparagraph 38(c)(i)(A) above) shall have occurred and either (A) the Permitted Leasehold Mortgagee, within twenty (20) days after the receipt from Landlord of written notice of such Event of Default, shall not have given written notice to Landlord that such Event of Default cannot be remedied without obtaining possession of the Leased Premises; or (B) the Permitted Leasehold Mortgagee shall not have paid or caused to be paid all Rent and other sums payable under this Lease within the time periods required hereby; or (C) the Permitted Leasehold Mortgagee shall, within twenty (20) days after receipt of written notice from Landlord of such Event of Default, fail to give Landlord reasonable written assurance that it shall, after obtaining possession, and within thirty (30) days after the applicable cure period provided in Paragraph 22(b), cure any such Event of Default which is susceptible of cure only upon taking possession; (D) the Permitted Leasehold Mortgagee shall fail to pursue with diligence the activities specified in (i), (ii), or (iii) of the first sentence of this Paragraph 38(c); or (5) the Permitted Leasehold Mortgagee within thirty (30) days after the giving by Landlord of receipt of written notice from Landlord of such Event of Default shall not have given written notice to Landlord that such Event of Default is not reasonably susceptible of being cured by the Permitted Leasehold Mortgagee.

                           (d) It is expressly understood, without limiting the
generality of the foregoing language, that any failure of Tenant to perform any of its obligations under Paragraphs 18 or 29 is susceptible of cure by the Permitted Leasehold Mortgagee without taking possession, and Tenant hereby authorizes the Permitted Leasehold Mortgagee, on behalf of Tenant, to send any notice, make any offer, pay any amount, select an appraiser, and perform any other obligation of Tenant provided in said paragraphs.

                           (e) In addition to curing any Event of Default which
is susceptible of being cured without taking possession, the Permitted Leasehold Mortgagee shall, during the period it is taking the action in clauses (i), (ii) or (iii) of the first sentence of Paragraph 38(c)(i) above, pay Basic Rent and Additional Rent as the same shall become due and payable and, upon obtaining possession or acquiring Tenant's interest under this Lease, shall be required to commence to cure within thirty (30) days of such acquisition or possession all Events of Default then outstanding and reasonably susceptible of being cured by the Permitted Leasehold Mortgage, and thereafter diligently prosecute such cure to completion; provided, that: (i) the Permitted Leasehold Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such Events of Default shall have been cured; and (ii) the Permitted Leasehold Mortgagee shall agree with Landlord in writing to comply during the period of such forbearance with such of the terms, conditions and covenants of this Lease as are reasonably susceptible of being complied with by the Permitted Leasehold Mortgagee.

                           (f) It is understood and agreed that the Permitted
Leasehold Mortgagee or its designees or any purchaser in foreclosure proceedings (including a corporation formed by any Permitted Leasehold Mortgagee or the holder or holders of the obligations secured by the Permitted Leasehold Mortgage) may become the legal owner and holder of this Lease through such foreclosure proceedings or by assignment of this Lease in lieu of foreclosure provided, however, that in such event the Permitted Leasehold Mortgagee shall assure (in form and substance satisfactory to Landlord) all of the obligations and liabilities of Tenant hereunder (except those which are personal to Tenant), except that the Permitted Leasehold Mortgagee shall be released from liability under this Lease if the substitute tenant is approved by Landlord in its reasonable discretion.

                           (g) If a termination of this Lease occurs prior to
the expiration of the Term by reason of the rejection of this Lease or other action by a trustee, court or debtor in possession pursuant to the Federal Bankruptcy Code, as amended, or any other Federal, state or local insolvency laws, Landlord shall give the Permitted Leasehold Mortgagee written notice that this Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other Events of Default, if any, under this Lease then known to Landlord. The Permitted Leasehold Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions: (i) such new lease shall be effective as of the date of termination of this Lease and shall be for the remainder of the full original term and at the rent and upon all the agreements, terms, covenants and conditions hereof;
(ii) such new lease shall require the tenant to perform any unfulfilled obligations of Tenant under this Lease which are reasonably susceptible of being performed by such tenant; (iii) if the Permitted Leasehold Mortgagee designates an entity to enter into such new lease, the Permitted Leasehold Mortgagee shall guaranty all of the obligations and liabilities of such designee hereunder (except those which are personal to such designee, e.g., the obligations of such designee to permit Landlord to inspect its books and records or to supply financial statements to Landlord except that no such guaranty shall be required if such designee is approved by Landlord in its reasonable discretion; (iv) upon the execution of such new lease, the tenant named therein shall pay any and all Rent which would at the time of the execution thereof be due under this Lease but for such termination, less the net proceeds, if any, of any reletting or other occupancy, after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of alterations and expenses of preparation for reletting).

                           (h) Any notice or other communication which Landlord
shall desire or is required to give to or serve upon any Permitted Leasehold Mortgagee shall be addressed to such Permitted Leasehold Mortgagee by notice in writing given to Landlord in accordance with Paragraph 24 hereof. Any notice or other communication which any Permitted Leasehold Mortgagee shall desire or is required to give to or serve upon Landlord shall be deemed to have been duly given or served if sent in accordance with Paragraph 24 hereof.

                           (i) The provisions of this Paragraph 38 shall be
self-operative and shall benefit any Permitted Leasehold Mortgagee of which Landlord has actual notice. Notwithstanding the foregoing, Landlord shall, at the request of Tenant of the Permitted Leasehold Mortgagee, and at the sole cost and expense of Tenant or the Permitted Leasehold Mortgagee, enter into an agreement directly with the Permitted Leasehold Mortgagee having terms and provisions identical to the provisions of this Paragraph 38.

                  39. Post-Closing Obligations.

                           a) On the date hereof, Tenant has deposited with
Landlord the amount of $131,250.00 (the "Post-Closing Escrow") which shall secure the obligation of Tenant to complete the roof repairs described in Exhibit "F" attached hereto (the "Roof Repairs"). The Post Closing Escrow shall be held and disbursed as set forth in this Paragraph 39.

                           b) Tenant covenants and agrees to complete the Roof
Repairs by the dates specified in Exhibit "F". The Post-Closing Escrow shall be released to Tenant within thirty (30) days following the date on which Landlord receives (i) a report from Professional Service Industries, Inc. ("PSI") that the Roof Repairs have been completed, and (ii) evidence from Tenant of payment in full for the Roof Repairs. Landlord will cause PSI to inspect the Roof

Repairs and to furnish a report to Landlord, at Tenant's sole cost and expense, within thirty (30) days after request therefor by Tenant.

                           c) If, at any time prior to the release of the
Post-Closing Escrow, an Event of Default shall have occurred and be continuing, Landlord shall use the proceeds of the Post-Closing Escrow to the extent required to complete the Roof Repairs, and be entitled, at its sole discretion, to apply any remaining balance in payment of any Rent or other charges which have not been made pursuant to this Lease and any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default.

                           d) Landlord shall have the right to designate Lender
or any other holder of a Mortgage as the holder of the Post-Closing Escrow during the term of the applicable Loan who shall have all of the rights of Landlord under this Paragraph 39. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Post-Closing Escrow as hereinabove provided.

                  40) Miscellaneous.

                           a) The paragraph headings in this Lease are used only
for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                           b) As used in this Lease, the singular shall include
the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein."

                           c) Any act which Landlord is permitted to perform
under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease, except as otherwise specifically provided herein and except that with respect to any assignment of this Lease or subletting of the Leased Premises not expressly permitted by the terms of this Lease, Landlord may withhold its consent for any reason or no reason. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

                           d) Landlord shall in no event be construed for any
purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

                           e) This Lease and any documents which may be executed
by Tenant in connection therewith at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                           f) This Lease may be modified, amended, discharged or
waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                           g) The covenants of this Lease shall run with the
land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

                           h) If any one or more of the provisions contained in
this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                           i) All exhibits attached hereto are incorporated
herein as if fully set forth.

                           j) This Lease shall be governed by and construed and
enforced in accordance with the laws of the State.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                 LANDLORD:

                                 ENERGY (NJ) QRS 15-10, INC.,
                                 a Delaware corporation

                                 By:
                                        -------------------------------------
                                 Name:  Anne R. Coolidge
                                 Title: President


                                 TENANT:

                                 FOSTER WHEELER REALTY SERVICES, INC.,
                                 a Delaware corporation


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                                                       EXHIBIT A

                                    PREMISES

                             PART OF BLOCK 13, LOT 6
                  UNION TOWNSHIP, HUNTERDON COUNTY, NEW JERSEY

Beginning at a point in the southerly sideline of Frontage Road (50' wide) where the same is intersected by the line dividing Block 13 Lot 6 and lands now or formerly Foster Wheeler Corp., Block 13 Lot 7, said point being the beginning point as described in Deed Book 984 Page 431, and from said beginning point running;

thence (1) along the southerly sideline of Frontage Road, S 61(degree)43'03" E, 1,605.00 feet to a point;

thence (2) along a line passing through Block 13 Lot 6, South 28(degree)16'57" West 811.72' to a point;

thence (3) still along the same, North 61(degree)42'00" West 792.68' to a point;

thence (4) still along the same, North 81(degree)43'31" West 325.42' to a point in the line of Block 13 Lot 7;

thence (5) along Lot 7, North 01(degree)56'33" West 1,002.34' to an iron pipe found;

thence (6) N 26(degree)18'27" E, 56.77 feet to the point and place of beginning.

Containing a calculated area of 1,155,681 square feet or 26.531 acres of land.

The above description is in accordance with a map entitled "Plan of Proposed Lease Area for Foster Wheeler Corporation - Perryville I, Block 13, Lot 6, Union Township, Hunterdon County, New Jersey" prepared by Van Cleef Engineering Associates, Lebanon, New Jersey dated July 19, 2002, revised to August 8, 2002.

                                                                       EXHIBIT B

                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease.

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

                                                                       EXHIBIT D

                               BASIC RENT PAYMENTS

                  1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $5,230,850 per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of $1,307,712.50 each. Pro rata Basic Rent for the period from the date hereof through the twenty-fourth day of August, 2002 shall be paid on the date hereof, and pro rata Basic Rent for the period from the twenty-fifth day of the last month of the Term through the last day of the last month of the Term shall be paid with the final quarterly installment of Basic Rent.

                  2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the year period immediately preceding such adjustment.

                  3. Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until the third (3rd) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the third (3rd) anniversary of the First Full Basic Rent Payment Date and thereafter on the sixth (6th), ninth (9th), twelfth (12th), fifteenth (15th), eighteenth (18th), and, if the initial Term is extended, on the twenty-first
(21st), twenty-fourth (24th), twenty-seventh (27th), thirtieth (30th), thirty-third (33rd), thirty-sixth (36th) and thirty-ninth (39th) anniversaries of the First Full Basic Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent three (3) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

                  4. Method of Adjustment for CPI Adjustment.

                           (a) As of each Basic Rent Adjustment Date when the
average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) the product of such multiplication or 10.07% of the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring three (3) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing three (3) year period.

                           (b) Effective as of a given Basic Rent Adjustment
Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

                           (c) Notice of the new annual Basic Rent shall be
delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

                                                                       EXHIBIT E

                               OPERATING COVENANTS

                  1. Tenant shall, and shall cause Guarantor and its respective subsidiaries to, comply (A) with the covenants set forth in Article VI of that certain Third Amended and Restated Term Loan and Revolving Credit Agreement, dated as of August 2, 2002 among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Power Group, Inc. Foster Wheeler Energy Corporation, certain guarantors, certain lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent (the "Lender") (the "Credit Agreement"), in the same manner and to the same effect as if the terms of Article VI of the Credit Agreement were set forth in full herein and (B) upon refinancing of the debt described in the Credit Agreement, with the covenants set forth in the credit agreement that replaces the Credit Agreement (any such replacement credit agreement, the "Senior Credit Agreement") pertaining to the matters addressed in
Article VI of the Credit Agreement in the same manner and to the same effect as if the terms of such covenants of the Senior Credit Agreement were set forth herein, and subject to the conditions set forth in the following sentence, after giving effect to any modification, amendment or waiver of the Credit Agreement or Senior Credit Agreement, as the case may be, a copy of which has been delivered to Landlord, and for such purpose such terms of Article VI of the Credit Agreement or Senior Credit Agreement, as the case may be, and such other relevant provisions and definitions of the Credit Agreement or Senior Credit Agreement, as the case may be, as are expressly referenced therein and amendments, modifications, and waivers thereto are incorporated herein by reference. Notwithstanding, and in limitation of, the foregoing, no amendment or modification to, or waiver of, Article VI of the Credit Agreement or Senior Credit Agreement, as the case may be, shall be effective and binding upon Landlord (a) if the Lender or lender or lenders that replace the Lender (the Lender or such replacement lender, the "Senior Lender") receives or is entitled to receive any payment or grant any other consideration ("Senior Lender Consideration") as a condition to such amendment, modification or waiver or, if such consideration is required, unless concurrently with payment to the Senior Lender Landlord receives Landlord's Consideration and (b) unless such amendment or modification is executed or waiver granted no later than the earlier to occur of (x) sixty (60) days following the earlier to occur of the date on which Tenant notified the Senior Lender or the Senior Lender had actual knowledge of the breach under the Credit Agreement or Senior Credit Agreement, as the case may be, that gave rise to the need for an amendment, modification or waiver and
(y) the earlier of the date on which the Senior Lender causes the obligations of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity, or sixty (60) days after Landlord notified Tenant of a breach of any covenant. If at any time Tenant shall not be subject to the Credit Agreement or any Senior Credit Agreement that contains covenants pertaining to the matters addressed in
Article VI of the Credit Agreement, Tenant shall, and shall cause Guarantor and each of its subsidiaries to, comply with the covenants set forth in the most recent Senior Credit Agreement pertaining to the matters addressed in Article VI of the Credit Agreement in the same manner and to the same effect as if the terms of the applicable provisions of such Senior Credit Agreement were set forth in full herein, and giving effect to any modification, amendment or waiver thereto that complies with the provisions of the foregoing sentence.

                  2. A copy of the relevant provisions of Article VI of the Credit Agreement, and the amendments thereto, as the same are in effect on the date hereof, are attached hereto.

                  3. For purposes of this Exhibit "E", (a) "Senior Lender's Consideration" shall mean any consideration received by the Senior Lender as a fee for the modification, amendment or waiver, but shall not include any payment on account or in reduction of the indebtedness described in the Credit Agreement or the Senior Credit Agreement, and (b) "Landlord's Consideration" shall be an amount equal to the Senior Lender's Consideration, multiplied by a fraction, the numerator of which is the Acquisition Cost and the denominator of which is the amount of the current aggregate loan amount (as defined in the Credit Agreement) or the maximum amount of credit available under the Senior Credit Agreement, as the case may be. Landlord's Consideration shall be paid to Landlord upon the same terms that Senior Lender's Consideration is paid to the Senior Lender; provided, however, that Landlord's Consideration shall not exceed the lesser of
(x) $350,000 (plus Landlord's reasonable out of pocket costs), and (y) the Senior Lender's Consideration received by the Senior Lender (plus Landlord's reasonable out of pocket costs). Notwithstanding that any payment on account or in reduction of the indebtedness described in the Credit Agreement or the Senior Credit Agreement shall be made, no payment shall be required to be made to Landlord as Landlord's consideration unless a Senior Lender Consideration is paid concurrently with such payment on account or in reduction of the indebtedness.

                                                                       EXHIBIT F

I.       ROOF REPAIRS (To be completed by January 31, 2003)

         Replacement of the 25% of the roof located in the eastern section of the building.

         Estimated Cost .............................................$131,250.00